EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 18 to the registration statement (No. 33-10327) on Form N-1A (the "Registration Statement") of our reports dated December 12, 1997, relating to the financial statements and financial highlights of State Street Research Strategic Portfolios: Aggressive, State Street Research Strategic Portfolios: Moderate and State Street Research Strategic Portfolios: Conservative (each a series of the State Street Research Financial Trust), which appear in such Statement of Additional Information and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.




/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Boston, Massachusetts
February 27, 1998